UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Darden Restaurants, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

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FOR IMMEDIATE RELEASE

NEWS/INFORMATION
Corporate Relations
P.O. Box 695011
Orlando, FL 32869-5011
Contacts:
(Analysts) Matthew Stroud	(407) 245-5288
(Media) Bob McAdam	(407) 245-5366

EGAN-JONES RECOMMENDS DARDEN SHAREHOLDERS REJECT EFFORTS TO
CALL A SPECIAL MEETING OF DARDEN SHAREHOLDERS

ORLANDO, Fla., April 11, 2014 /PRNewswire – Darden Restaurants, Inc. (NYSE: DRI) today announced that leading independent proxy advisory firm, Egan-Jones Proxy Services, has recommended that Darden shareholders should revoke on Darden’s BLUE revocation card and reject efforts by Starboard Value LP and its affiliates (“Starboard”) to solicit consents in connection with Starboard’s efforts to call a Special Meeting of Darden shareholders.  In its April 11 report, Egan-Jones recommends that:

“We believe that support for voting the Management ballot is merited and that voting the Management ballot (BLUE REVOCATION CARD) is in the best interest of the Company and its shareholders.  In arriving at that conclusion, we have considered the following:
1)
We believe that shareholders should communicate their views directly to the Company and that Starboard’s proposed special meeting is an inadequate alternative to voice their concerns on the proposed Red Lobster separation.

2)	Further, we believe there are alternatives to a special meeting already available to shareholders that make a special meeting unnecessary.
3)	Lastly, we are confident in the initiatives the Company has planned to improve performance, address changing industry dynamics in the casual dining sector and enhance shareholder value.” 1

Darden issued the following statement regarding the Egan-Jones report:

We agree with the conclusion that this leading, independent proxy advisory firm has reached.  As we’ve said, all of us at Darden are focused on improving performance and enhancing shareholder value, and we believe the actions we are taking best position the Company to achieve these objectives.  We look forward to continuing our ongoing discussions and are committed to doing what is in the best interest of all Darden shareholders.

If Darden shareholders have already submitted a white written request card to Starboard supporting the call of a Special Meeting, they can revoke such consent by submitting a BLUE revocation card to the Company today.  If shareholders have not submitted a white written request card to Starboard, shareholders may nevertheless communicate that they do not believe a Special Meeting is necessary or express their opposition to calling a special meeting by submitting the BLUE revocation card to the Company.

Shareholders who have questions regarding the consent solicitation, or need additional assistance, should contact Darden’s proxy solicitor, Innisfree M&A Incorporated, toll-free at (877) 750-5836.

About Darden
Darden Restaurants, Inc., (NYSE: DRI), the world's largest full-service restaurant company, owns and operates more than 2,100 restaurants that generate over $8.5 billion in annual sales.  Headquartered in Orlando, Fla., and employing more than 200,000 people, Darden is recognized for a culture that rewards caring for and responding to people.  In 2014, Darden was named to the FORTUNE “100 Best Companies to Work For” list for the fourth year in a row.  Our restaurant brands – Red Lobster, Olive Garden, LongHorn Steakhouse, Bahama Breeze, Seasons 52, The Capital Grille, Eddie V's and Yard House – reflect the rich diversity of those who dine with us.  Our brands are built on deep insights into what our guests want.  For more information, please visit www.darden.com.

Information About Forward-Looking Statements
Forward-looking statements in this news release regarding our expected earnings per share and U.S. same-restaurant sales for the fiscal year, new restaurant growth and all other statements that are not historical facts, including without limitation statements concerning our future economic performance, plans or objectives, are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Any forward-looking statements speak only as of the date on which such statements are made, and we undertake no obligation to update such statements to reflect events or circumstances arising after such date. We wish to caution investors not to place undue reliance on any such forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to materially differ from those anticipated in the statements. The most significant of these uncertainties are described in Darden's Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports). These risks and uncertainties include the ability to achieve the strategic plan to enhance shareholder value including the separation of Red Lobster, the high costs in connection with a spin-off which may not be recouped if the spin-off is not consummated, food safety and food-borne illness concerns, litigation, unfavorable publicity, risks relating to public policy changes and federal, state and local regulation of our business including health care reform, labor and insurance costs, technology failures, failure to execute a business continuity plan following a disaster, health concerns including virus outbreaks, intense competition, failure to drive sales growth, failure to successfully integrate the Yard House business and the additional indebtedness incurred to finance the Yard House acquisition, our plans to expand our smaller brands Bahama Breeze, Seasons 52 and Eddie V's, a lack of suitable new restaurant locations, higher-than-anticipated costs to open, close, relocate or remodel restaurants, a failure to execute innovative marketing tactics and increased advertising and marketing costs, a failure to develop and recruit effective leaders, a failure to address cost pressures, shortages or interruptions in the delivery of food and other products, adverse weather conditions and natural disasters, volatility in the market value of derivatives, economic factors specific to the restaurant industry and general macroeconomic factors including unemployment and interest rates, disruptions in the financial markets, risks of doing business with franchisees and vendors in foreign markets, failure to protect our service marks or other intellectual property, impairment in the carrying value of our goodwill or other intangible assets, a failure of our internal controls over financial reporting, or changes in accounting standards, an inability or failure to manage the accelerated impact of social media and other factors and uncertainties discussed from time to time in reports filed by Darden with the Securities and Exchange Commission.

1 Permission to use quotation neither sought nor obtained.